KonaTel Acquires Lifeline Telecom Carrier IM Telecom

Acquisition Strategically Positions Company as an FCC Approved

Wireless Lifeline Provider and Further Enhances Revenue Diversification

DALLAS – February 19, 2019 – KonaTel, Inc. (OTCMKTS: “KTEL”) (www.konatel.com), a voice/data communications holding company, today announced the acquisition of IM Telecom, LLC d/b/a Infiniti Mobile (www.infinitimobile.com), a Federal Communications Commission (“FCC”) approved wireless Lifeline service provider.

The Lifeline program was created under President Ronald Reagan as part of the 1984 Telecommunications Act to help low-income American households obtain voice & data connectivity services needed to participate and function in today's digital world.  The program is funded through Universal Service fees collected by telecom carriers, administered by the Universal Service Administrative Company (“USAC”) under guidance from FCC.

After a thorough nine-month review by the FCC, on October 23, 2018, the FCC approved KonaTel’s acquisition of IM Telecom, which was completed on January 31, 2019.  The last wireless carrier to receive an FCC approved Lifeline Compliance Plan (license) was granted a license in 2012.  At that time, there were 20 licenses, but through multiple mergers, acquisitions and attrition, today there are now only 15.

Lifeline carriers receive government reimbursement for providing Lifeline service.  Depending on the state, monthly reimbursements range from $9.25/line to $34.25/line.  According to CGM, a telecom consulting/research firm, there are about 39 million Lifeline eligible households in the U.S., about 9 million of which are currently served.

“Lifeline is a specialized segment of the telecom market and KonaTel is one of the few telecom carriers with significant in-house experience in managing a successful Lifeline operation.  Our management team’s cumulative Lifeline marketing, operational and regulatory compliance experience spans decades.” said Chuck Schneider, President/CEO of IM Telecom.

“Lifeline will provide KonaTel with a new source of revenue that is less susceptible to economic downturns.” said KonaTel Chairman/CEO Sean McEwen.  McEwen added, “While Mr. Schneider was CEO of another Lifeline carrier, his team grew that company to over 400,000 lines of service, generating more than $60 million in annual revenue. Over the next few years, IM Telecom has the potential to contribute significant revenues and earnings.”

IM Telecom is positioned to grow with Lifeline licenses in Oklahoma, Georgia, Maryland, Nevada, South Carolina, Vermont, and Wisconsin.  Since IM Telecom is one of the few Lifeline carriers to hold an FCC approved Compliance Plan, it may apply to expand into additional states, with pending applications in Arizona, Kentucky, and Pennsylvania.

Additional information about the IM Telecom acquisition is contained in our 8-KA-2 Current Report filed with the Securities and Exchange Commission (“SEC”) on February 6, 2019.

About KonaTel

KonaTel provides a variety of retail and wholesale telecommunications services including mobile voice/text/data service supported by national U.S. mobile networks, mobile numbers, SMS/MMS services, and IoT mobile data service.  KonaTel’s other subsidiary, Apeiron Systems (www.apeiron.io), is a global cloud communications service provider employing a dynamic "as a service" (CPaaS/UCaaS/CCaaS/PaaS) platform.  Apeiron provides voice, messaging, network and platform products using innovative network and software designs.  All Apeiron’s services can be accessed through legacy interfaces and rich communications APIs.  KonaTel is headquartered in Dallas, Texas.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release.  This press release should be considered in light of the disclosures contained in the filings of KonaTel and its “forward-looking statements” in such filings that are contained in the EDGAR Archives of the SEC at www.sec.gov.

Contact:

D. Sean McEwen

(214) 323-8419

inquiries@konatel.com